Exhibit 99.1
ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

INDEX

Page
Independent Auditor’s Report	1

Consolidated Balance Sheets as of December 31, 2009 and 2008	2

Consolidated Statements of Income for the years ended December 31, 2009 and 2008	3

Consolidated Statements of Stockholders’ Deficit for the years ended December 31, 2009 and 2008	4

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008	5-6

Notes to Consolidated Financial Statements	7-20

To the Board of Directors and Stockholders of
Advisory Research Holdings, Inc. and Subsidiaries
Independent Auditor’s Report
     We have audited the accompanying consolidated balance sheets of Advisory Research Holdings, Inc. and Subsidiaries (A Delaware Corporation) as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholder’s deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express and opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advisory Research Holdings, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Certified Public Accountants
Chicago, Illinois
May 7, 2010

500 North Michigan Avenue - Suite 1700
Chicago, Illinois 60611
(312) 642-0006 Fax (312) 642-0535

ADVISORY RESEARCH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,2009 AND 2008
ASSETS

	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$7,275,550	$11,097,054
Investment management and advisory fees receivable, net of allowance for doubtful accounts of $30,000	10,552,111	8,848,254
Investments in partnerships	2,317,887	—
Interest receivable on notes due from stockholders	134,385	134,385
Other receivable	16,132	—
Prepaid expenses	830,874	262,662
Deferred income taxes	—	70,000

Total Current Assets	$21,126,939	$20,412,355

PROPERTY AND EQUIPMENT, NET	$661,330	$830,518

OTHER ASSETS:
Investment in partnerships	$162,500	$162,500
Other	567,757	686,612

Total Other Assets	$730,257	$849,112

TOTAL ASSETS	$22,518,526	$22,091,985

(The accompanying notes to financial statements are an integral part of these statements.)

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	2009	2008
CURRENT LIABILITIES:
Revolving note payable	$7,000,000	$11,500,000
Current maturities of long-term debt	51,126,794	2,910,143
Account payable and accrued expenses	1,889,973	5,797,078
Accrued income taxes	256,288	409,551
Deferred income taxes	125,000	—

Total Current Liabilities	$60,398,055	$20,616,772

LONG-TERM DEBT, net of current maturities	$—	$61,915,007

STOCKHOLDERS’ DEFICIT:
Common stock	$718	$715
Paid in capital	16,839,247	15,964,250
Treasury stock	(103,280,155)	(103,280,155)
Retained earnings	55,379,391	33,095,425

	(31,060,799)	(54,219,765)
Less: Notes receivable from stockholders	(6,818,730)	(6,220,029)

Total Stockholders’ Deficit	$(37,879,529)	$(60,439,794)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$22,518,526	$22,091,985

ADVISORY RESEARCH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31,2009 AND 2008

	2009	2008
REVENUES:
Investment management fee income	$41,319,299	$48,914,497
Incentive allocation from partnership	11,700,696	4,891,017

Total Revenues	$53,019,995	$53,805,514

EXPENSES;
Compensation and employee benefits	$22,807,479	$22,587,053
Office rent and occupancy costs	588,095	578,316
Operating expenses	3,109,478	3,675,614

Total Expenses	$26,505,052	$26,840,983

INCOME FROM OPERATIONS	$26,514,943	$26,964,531

OTHER INCOME (EXPENSE);
Equity in income (loss) of unconsolidated partnership investments	$69,869	$(64,924)
Interest and dividend income	271,314	275,933
Interest expense	(3,187,468)	(5,393,501)
Additional contingent interest (expense) income	7,964,013	(126,094)
Amortization expense	(160,853)	(795,677)

Net Other Income (Expense)	$4,956,875	$(6,104,263)

INCOME BEFORE INCOME TAXES	$31,471,818	$20,860,268

INCOME TAXES (BENEFITS);
Current	$271,773	$417,554
Deferred	195,000	(103,000)

Total Income Taxes	$466,773	$314,554

NET INCOME	$31,005,045	$20,545,714

(The accompanying notes to financial statements are an integral part of these statements.)

ADVISORY RESEARCH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’DEFICIT
YEARS ENDED DECEMBER 31, 2009 AND 2008

					Less: Notes
	Common	Paid-In	Treasury	Retained	receivable from
	Stock	Capital	Stock	Earnings	stockholders	Total
Beginning balance as of January 1, 2008	$709	$14,264,256	$(89,980,429)	$24,617,166	$(4,854,938)	$(55,953,236)

Issuance of 554 shares of common stock	6	1,699,994	—	—	(1,615,000)	85,000

Proceeds received on notes receivable from stockholders	—	—	—	—	249,909	249,909

Purchase of 3,582 shares of treasury stock	—	—	(13,299,726)	—	—	(13,299,726)

Net income for the year ended December 31, 2008	—	—	—	20,545,714	—	20,545,714

Distributions to stockholders	—	—	—	(12,067,455)	—	(12,067,455)

Ending balance as of December 31, 2008	$715	$15,964,250	$(103,280,155)	$33,095,425	$(6,220,029)	$(60,439,794)

Issuance of 302 shares of common stock	3	874,997	—	—	(831,250)	43,750

Proceeds received on notes receivable from stockholders	—	—	—	—	232,549	232,549

Net income for the year ended December 31, 2009	—	—	—	31,005,045	—	31,005,045

Distributions to stockholders	—	—	—	(8,721,079)	—	(8,721,079)

Ending balance as of December 31, 2009	$718	$16,839,247	$(103,280,155)	$55,379,391	$(6,818,730)	$(37,879,529)

(The accompanying notes to financial statements are an integral part of these statements.)

ADVISORY RESEARCH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$31,005,045	$20,545,714
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation and amortization expense	369,460	1,018,645
Amortization of debt discount	175,800	175,800
Increase in allowance for doubtful accounts	—	30,000
Accrued contingent interest	(7,964,013)	312,885
Deferred income taxes	195,000	(103,000)
Incentive allocation from partnership	(11,700,696)	(4,891,017)
Equity in (income) loss of unconsolidated partnership investments	(69,869)	64,924
Changes in operating assets and liabilities-
(Increase) Decrease in:
Investment management and advisory fees receivable	(1,703,857)	2,636,318
Interest receivable on notes due from stockholders	—	33,162
Other receivables	(16,132)	—
Prepaid expenses	(568,212)	89,263
Increase (Decrease) in:
Accounts payable and accrued expenses	(3,919,649)	2,332,445
Accrued income taxes	(153,263)	77,532

Net Cash Provided by Operating Activities	$5,649,614	$22,322,671

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from investments in partnerships	$9,535,375	$6,230,145
Cash paid for investments in partnerships	(82,697)	—
Cash paid for other assets	(42,000)	—
Purchases of property and equipment	(26,873)	(65,210)

Net Cash Provided by Investing Activities	$9,383,805	$6,164,935

(The accompanying notes to financial statements are an integral part of these statements.)

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASHFLOWS — CONTINUED
YEARS ENDED DECEMBER 31,2009 AND 2008

	2009	2008
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	$43,750	$85,000
Payments for the purchase of treasury stock	—	(13,299,726)
Proceeds received from long term obligations	—	5,000,000
Proceeds received from revolving note payable	—	11,500,000
Proceeds received on notes receivable from stockholders	232,549	249,909
Payments of long-term obligations	(10,410,143)	(17,410,143)
Distributions to stockholders	(8,721,079)	(12,067,455)

Net Cash Used by Financing Activities	$(18,854,923)	$(25,942,415)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,821,504)	2,545,191

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	11,097,054	8,551,863

CASH AND CASH EQUIVALENTS, END OF YEAR	$7,275,550	$11,097,054

Supplemental Disclosure of Cash Flow Information

	2009	2008
Cash paid during the year for:
Interest	$6,755,734	$3,570,718
Income taxes	425,036	340,000
Supplemental Disclosure of Noncash Investing and Financing Activities
During the year ended December 31, 2009 and 2008, the Company issued restricted common stock to certain employees and stockholders of the Company in exchange for promissory notes receivable resulting in an increase in paid in capital and notes receivable from stockholders amounting to $831,250 and $1,615,000, respectively.
As of December 31, 2009 accounts payable includes $12,544 of equipment purchases resulting in increases in property and equipment and accounts payable of $12,544.
(The accompanying notes to financial statements are an integral part of these statements.)

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31,2009 AND 2008
1. NATURE OF OPERATIONS:
Advisory Research Holdings, Inc. (the Company) was incorporated in the state of Delaware on September 27,2005 and simultaneously formed Advisory Research Subsidiary Holdings, LLC (Holdings LLC), a Delaware limited liability company and became its sole member. On November 2, 2005 the Company, through Holdings LLC, acquired 100% of the outstanding common stock of Advisory Research, Inc.
Advisory Research, Inc. (ARI) is a registered investment advisor incorporated in the state of Delaware on June 5, 1975. ARI derives its revenue from providing investment management and advisory services to charitable foundations, endowments, private clients, and retirement plans throughout the United States. Revenue is largely dependant on the total value and composition of assets under management, which include equity and debt securities. Accordingly, fluctuations in the financial markets and in the composition of assets under management impact revenue and operating results. ARI has approximately $5.6 and $4.5 billion of assets under management as of December 31,2009 and 2008, respectively. The Company is located in Chicago, Illinois.
2. MINORITY RECAPITALIZATION AND RESTRUCTURING:
On September 30, 2005 the Company and ARI entered into an agreement with TA Associates, Inc. (TA), a Boston based private equity firm, and certain of its private equity funds to sponsor a minority recapitalization of ARI. As part of the recapitalization, the stockholders of ARI received 100% of the newly issued common stock of the Company in exchange for 100% of their common stock in ARI in a tax-free reorganization. The recapitalization transaction closed on November 2, 2005 with the Company issuing subordinated debentures and warrants in the aggregate principal amount of $54,500,000. On the same day Holdings LLC borrowed $37,000,000 in senior bank debt. Using the net proceeds from this transaction the Company redeemed a portion of its common stock for a total consideration of $89,500,000.
3. SIGNIFICANT ACCOUNTING POLICIES:
Principles of Consolidation —
The consolidated financial statements include the accounts of Advisory Research Holdings, Inc. (the Company) and its 100% owned interest in Advisory Research Subsidiary Holdings, LLC and its wholly owned subsidiary, Advisory Research, Inc. All intercompany transactions have been eliminated upon consolidation.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
3. SIGNIFICANT ACCOUNTING POLICIES: (Continued)
Revenue Recognition from Investment Management and Advisory Fees Receivable and Incentive Allocations from Partnerships —
ARI enters into written investment management agreements with all its clients. Investment management fees are recognized as services are provided. The clients are charged a fee based upon a percentage of assets under management. This fee is based upon the value of the client portfolio at the end of each calendar quarter, and is billed to the client the month following the end of the calendar quarter. In some instances, the Company will earn an additional performance related fee based on specific performance as defined within the investment management agreement. ARI also has interests in various limited partnerships where it acts as general partner and performs advisory and management services for the partnerships. ARI earns monthly management fees from these partnerships at annual rates ranging from under 1% to 1.5% of partnership assets under management. Investment management fees earned by ARI from services provided to the various partnerships amounted to $8,280,332 and $13,284,497 for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009 and 2008, the amount of income earned and included in investment management and advisory fees receivable, billed in the subsequent period, amounted to $9,554,722 and $7,196,661 of quarterly billings due from clients and $804,818 and $765,707 of monthly billings due from investment partnerships, respectively.
Additionally, ARI earned an incentive capital allocation (defined as a percentage of net new profits in a calendar year) from certain of its investment partnerships; the Advisory Research Microcap Value Fund, L.P. (in 2009), and the Advisory Research Energy Fund, L.P. (in 2009 and 2008). The incentive capital allocation earned amounted to $11,700,696 and $4,891,017 for the years ended December 31, 2009 and 2008, respectively.
The Company is exposed to limited credit risk with respect to investment management and advisory fees receivable. The Company monitors its customer receivables and evaluates the collectibility of these receivables based on a combination of factors, including aging and historical trends. Although the Company believes that all investment management and advisory fees receivable will be collected, an allowance for doubtful accounts amounting to $30,000 has been established as of December 31,2009 and 2008.
Cash and Cash Equivalents —
The Company considers demand deposits and investments that have original maturities of three months or less, when purchased, to be cash equivalents. The Company has concentrated its credit risk for cash and cash equivalents in major financial institutions. At December 31, 2009 and 2008, the Company’s cash and cash equivalents were maintained in a checking account amounting to $3,968,916 and $5,651,972, respectively, which is fully covered by federal deposit insurance, a United States treasury money fund amounting to $1,000,000 and $3,775,634, respectively, which invests in securities backed by the full faith and credit of the U.S. government, and a municipal money market reserve account

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
3. SIGNIFICANT ACCOUNTING POLICIES: (Continued)
Cash and Cash Equivalents — (Continued)
amounting to $2,705,083 and $2,677,880, respectively, which invests in municipal and private activity bonds, which is not covered by federal deposit insurance.
Investments in Partnerships and Fair Value Measurements—
ARI has interests in various limited partnerships where the Company acts as general partner. These investments are accounted for using the equity method of accounting. The Company’s investment in these partnerships, which was initially carried at cost, is adjusted annually for the Company’s proportionate share of the partnerships net income or loss, which includes realized and unrealized gains and losses.
Fair value measurements should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are those that reflect the Company’s assumptions about what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The Company’s investments in these limited partnerships are based on valuations made by the limited partnerships. These valuations are based on quoted prices in active markets for identical assets or liabilities that the partnerships have the ability to access. Valuations are based on quoted prices that are readily and regularly available in an active market and valuation of these securities does not entail a significant degree of judgment.
ARI intends to withdraw its equity in these limited partnerships that is in excess of the minimum investment required under the terms of the respective partnership agreements and has classified such amount as a current asset within the accompanying consolidated balance sheets.
Property and Equipment—
Property and equipment are stated at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred.
When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
3. SIGNIFICANT ACCOUNTING POLICIES: (Continued)
Income Taxes -
The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S Corporation. ARl had previously elected to be an S Corporation and is part of the Company’s consolidated income tax return along with Holdings LLC. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Certain specific deductions and credits flow through the Company to its stockholders. Therefore, no provision or liability for federal income taxes has been included in the consolidated financial statements; however the Company is required to pay an Illinois state replacement tax.
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will results in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.
As of December 31,2009 and 2008 the Company has recorded a deferred income tax asset (liability) amounting to ($185,000) and $70,000 resulting primarily from the use of the cash-basis method of accounting for income tax purposes and unrealized gains recognized from partnership investments.
The Company adopted certain provisions of the Income Taxes Topic of the FASB Accounting Standards Codification (Topic 740) effective January 1,2009, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. Topic 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. Topic 740 also provides guidance on de-recognition, classification, recording of interest and penalties, accounting in interim periods, disclosure and transition.
The Company files U.S. federal and state income tax returns. With few exceptions, the Company is no longer subject to examination by U.S. federal and state tax authorities for years ended before 2006.
There were no unrecognized tax positions as of December 31,2009. If applicable, the company would recognize penalties and interest related to income taxes in operating expenses.
Soft Dollar Arrangements -
ARI is responsible for paying all operating costs. However, certain research and research-related costs of the company’s operations are paid directly by broker-dealers used by ARI to execute and clear trades (“soft dollar arrangements”). During the years ended December 31, 2009 and 2008, research and research-related expenses aggregating approximately $1,343,000 and $1,588,000 were paid directly by these broker-dealers on behalf of ARl, which have not been reflected as expenses in the consolidated statements of income for the years ended December 31, 2009 and 2008, respectively.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
3. SIGNIFICANT ACCOUNTING POLICIES: (Continued)
Use of Estimates —
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Reclassifications —
Certain amounts in the prior years’ financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.
4. PROPERTY AND EQUIPMENT:
The following is a summary of property and equipment at December 31:

	2009	2008
Furniture and equipment	$1,146,587	$1,105,454
Leasehold improvements	798,114	798,114
Other	114,418	116,134

Total property and equipment	$2,059,119	$2,019,702

Less — accumulated depreciation	(1,397,789)	(1,189,184)

Net property and equipment	$661,330	$830,518

Depreciation and amortization is computed using the straight-line and accelerated methods over the following estimated useful lives:

Years
Furniture and equipment	5 to 7
Transportation and equipment	5 to 7
Leasehold improvements (term of lease)	7 to 10
     Depreciation expense amounted to $208,605 and $222,966 for the years ended December 31, 2009 and 2008, respectively.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
5. OTHER ASSETS:
Other assets consist of the following at December 31:

	2009	2008
Deferred legal fees	$1,125,716	$1,125,716
Other	112,000	70,000

	$1,237,716	$1,195,716

Less — accumulated amortization	669,959	509,104

	$567,757	$686,612

The deferred legal and financing fees were incurred in connection with the minority recapitalization agreement as well as the related term debt. These costs have been capitalized and are being amortized using the straight line method over the seven year term of the related agreement. During the year ended December 31, 2008 the Company refinanced its senior bank term debt and wrote-off the unamortized deferred legal and financing fees related to this debt amounting to $634,822, which was classified as amortization expense within the consolidated statements of income for the year ended December 31, 2008. Amortization expense amounted to $160,855 and $795,679 for the years ended December 31, 2009 and 2008, respectively.
As further described in Note 14, Subsequent Events, deferred legal fees and financing fees will be expensed in 2010 upon the sale of the company.
6. CREDIT ARRANGEMENTS:
Revolving Commitments —
During 2008 the Company refinanced its senior bank term debt and revolving credit loan with a new bank term note and revolving note under a loan and security agreement dated August 29, 2008. The agreement provides for a new bank term note amounting to $5,000,000 and a new revolving note which provides for revolving credit loans in an amount up to $14,000,000. At the option of the Company, borrowings under the revolving note bear interest, payable quarterly, at either the prime rate or at various LIBOR rates plus 1.75%. At December 31, 2009 and 2008 the Company had elected to use the LIBOR rate plus 1.75% option. This rate was 1.98% at December 31, 2009. The Company had borrowed $7,000,000 and $11,500,000 of amounts outstanding under this commitment as of December 31,2009 and 2008, respectively. The credit agreement expires on July 31, 2012.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
7. LONG-TERM OBLIGATIONS:
Long-term obligations at December 31 consist of the following:

	2009	2008
Bank term note in the original amount of $5,000,000 payable in quarterly installments of $1,125,000 beginning December 2008, plus interest at the prime rate or the LIBOR rate plus 1.75%, with final payment due September 2009. This note was repaid in April 2009.	$—	$2,750,000

Unsecured promissory note payable to former stockholder in the original amount of $480,429 payable in three annual installments beginning in May 2007, plus interest at the LIBOR rate plus 1%. The note was repaid in August 2009.	—	160,143

Senior subordinated notes in the original amount of $5,000,000 net of original issue discount amounting to $22,000. The notes mature in October 2012 and bear interest, payable quarterly, at 10% plus contingent interest as defined within the agreement. The unamortized discount amounted to $9,480 and $12,480 at December 31,2009 and 2008, respectively.	1,990,520	4,987,520

Junior subordinated debentures in the original amount of $49,500,000 net of original issue discount amounting to $1,209,800. The debentures mature in October 2015 and bear interest, payable annually, at the greater of 4.40% or contingent interest as defined within the agreement. The unamortized discount amounted to $489,820 and $662,620 at December 31,2009 and 2008, respectively.	49,010,180	48,837,380

Accrued contingent interest on junior subordinated debentures	126,094	8,090,107

Total	$51,126,794	$64,825,150

Less — current maturities	51,126,794	2,910,143

Total Long-Term Obligations	$—	$61,915,007

As further described in Note 14, Subsequent Events, the senior subordinated notes and the junior subordinated debenture were all repaid on March 1, 2010 upon the sale of the Company. Consequently all long-term obligations have been classified as current within the accompanying consolidated balance sheets as of December 31, 2009.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
7. LONG-TERM OBLIGATIONS: (Continued)
Bank Term Note—
The bank term note and the revolving commitments are subject to a loan and security agreement that provides for, among other things, the maintenance of certain financial and operational covenants including a minimum EBITDA margin, interest coverage ratios, assets under management ratios and debt ratios. The agreement also limits the amount of investments that can be made by the Company as well as distributions to stockholders. The bank term note and revolving commitments are secured by substantially all assets of the Company. The bank term note was repaid in April 2009.
Senior Subordinated Note Purchase Agreement—
The senior subordinated notes were issued pursuant to a Senior Subordinated Note Purchase Agreement in the original principal amount of $5,000,000 due on October 31,2012. In connection with the issuance of the notes, the Company issued 470 stock warrants pursuant to a Warrant Purchase Agreement. The fair value of the warrants amounted to $22,000 which has been accounted for as additional paid in capital and a discount on the original issuance of the notes which is being amortized over the term of the notes.
In addition to fixed interest equal to 10%, the notes bear additional contingent interest payable annually on April 15, with respect to the preceding calendar year (or portion thereof). The contingent interest calculation is based on a percentage of the Company’s gross revenues minus interest expense and principal payments on senior bank term debt as well as the senior subordinated notes as further defined within the agreement. During 2008, the agreement was amended to replace the senior bank term debt with the new bank term note and revolving note. Contingent interest expense related to the senior subordinated notes amounted to $43,452 and $79,165 for the years ended December 31, 2009 and 2008, respectively.
Under the terms of the agreement, the Company may make prepayments of principal on the notes, subject to an additional fee if prepaid within 36 months of issuance. The company made a prepayment of $3,000,000 in November 2009.
The agreement also contains certain covenants, which, among other things, requires the maintenance of certain financial ratios. In addition, the agreement limits the amount of annual bonuses and distributions payable to stockholders as further defined within the agreement.
The senior subordinated notes are subordinated to the bank term note and the revolving commitments pursuant to a Subordinated Note lntercreditor and Subordination Agreement.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
7. LONG-TERM OBLIGATIONS: (Continued)
Junior Subordinated Debenture Purchase Agreement—
The junior subordinated debentures were issued pursuant to a Junior Subordinated Debenture Purchase and Stock Redemption Agreement in the original principal amount of $49,500,000 due on October 31, 2015. In connection with the issuance of the debentures, the Company issued 25,614 stock warrants pursuant to a Warrant Purchase Agreement. The fair value of the warrants amounted to $1,209,800 which has been accounted for as additional paid in capital and a discount on the original issuance of the debentures which is being amortized over the term of the notes.
Under the terms of the agreement the debentures bear interest in each calendar year (or portion thereof) at the greater of fixed interest equal to 4.40% or contingent interest. The interest is payable annually on April 15, with respect to the preceding calendar year. The contingent interest calculation is based on a percentage of the Company’s gross revenues minus interest expense and principal payments on senior bank term debt and senior subordinated debt as further defined within the agreement. During 2008 the agreement was amended to replace the senior bank term debt with the new bank term note and revolving note. For the year ended December 31,2009, interest was payable on the junior subordinated debentures at the fixed interest rate which was greater than the contingent interest amount. For the year ended December 31, 2008, contingent interest due and payable on the junior subordinated debentures in excess of the fixed interest amounted to $1,455,676. Since the debentures were prepaid in full on March 1, 2010 and based on the cumulative amount of fixed and contingent interest paid from inception through December 31, 2009, it is estimated that the effective annual interest rate on the junior subordinated debentures will be 5.09%. Consequently, based on the current estimated effective interest rate of 5.09%, the Company has accrued $126,094 of additional interest in excess of the fixed interest amount as of December 31, 2009. Based on management’s prior year projections it had been estimated that the effective annual interest rate would be 10.51%. Based on this interest rate the Company had previously accrued $8,090,107 of additional contingent interest as of December 31, 2008. The difference between the current amount of accrued contingent interest of $126,094 and the previous amount of $8,090,107 or ($7,964,013) has been charged to contingent interest expense (income) within the consolidated statements of income for the year ended December 31, 2009. The difference between the amount of accrued contingent interest as of December 31, 2008 or $8,090,107 and the previous amount as of December 31, 2007 of $7,777,222 or $312,885 resulted in an increase to contingent interest expense within the consolidated statements of income for the year ended December 31, 2008. Based on the fact that the ultimate amount to be paid as additional interest is subject to estimation, the accrual of the additional interest will be reviewed and adjusted, if necessary, on an annual basis. In addition, under the terms of the subordinated debenture agreement, it is possible that the additional interest will not be paid in the future based on the occurrence of certain future events including the possibility of the early redemption of the debentures.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
7, LONG-TERM OBLIGATIONS: (Continued)
Junior Subordinated Debenture Purchase Agreement — (Continued)
Under the terms of the agreement, the holders may cause the Company to redeem the debentures at any time after the seventh anniversary of the issue date, or earlier upon consummation of a liquidity event as further defined within the agreement. The Company may redeem the debentures not earlier than the initial date the warrants can be exercised, in November 2010.
The agreement also contains certain covenants, which, among other things, requires the maintenance of certain financial ratios. In addition, the agreement limits the amount of annual bonuses and distributions payable to stockholders as further defined within the agreement.
The junior subordinated debentures are subordinated to the bank term note and the revolving commitments as well as the senior subordinated notes pursuant to a Subordinated Note Intercreditor and Subordination Agreement.
8. FINANCIAL INSTRUMENTS:
In December 2005, the Company entered into an interest rate cap agreement that is considered a derivative financial instrument. The purpose of the agreement is to minimize the risks associated with variable interest rates (defined as the three month LIBOR rate) on the bank term debt included in long-term obligations. The agreement stipulated that interest was to be paid at the variable interest rate. The notional amount under the agreement decreases as principal payments are made under the senior bank term debt. The agreement terminated on December 31, 2008.
At the various measurement dates (the last day of March, June, September and December) the Company will receive a partial return of the future interest payments when the variable interest rate exceeds 5.35%, “the ceiling”, and conversely will make a payment of the additional future interest when the variable interest rate falls below 4.53%, “the floor.” During the year ended December 31,2008 the net loss recognized as interest expense within the accompanying consolidated statements of income, as a result of this agreement, amounted to $162,416.
At inception, the agreement was issued at market terms and did not have a separate fair value.
At December 31, 2008 based on the current borrowing and variable interest rates, the fair value of the bank term debt approximates the carrying amount of the obligations.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
9. COMMITMENTS AND CONTINGENCIES:
ARI leases office facilities in Illinois, under a lease which expires on May 31, 2014. The following is a schedule of future minimum rental payments due under this noncancellable operating lease as of December 31, 2009 for each of the years in the remaining term of the lease:

Year Ending December 31,
2010	$357,845
2011	359,873
2012	347,111
2013	344,196
2014	144,994

$1,554,019

The lease also requires ARl to pay for insurance, maintenance and its proportionate share of the property taxes in addition to the minimum rental payments.
Rent expense amounted to $568,959 and $558,675 for the years ended December 31, 2009 and 2008, respectively.
10. EMPLOYEE SAVINGS AND PROFIT SHARING PLAN:
ARI maintains a savings and profit sharing plan. Employees may contribute a percentage of their annual compensation to the Plan, limited to a maximum annual dollar amount as set periodically by the Internal Revenue Service. ARI matches a percentage of employee contributions on an annual basis.
The Plan provides for discretionary company profit sharing contributions as determined by the board of directors. Such contributions to the Plan are allocated among eligible participants in the proportion of their salaries to the total salaries of all participants.
The matching contribution to the Plan amounted to $281,044 and $312,879 for the years ended December 31, 2009 and 2008, respectively. In addition, discretionary profit sharing contributions amounted to $250,000 and $275,000 for the years ended December 31, 2009 and 2008, respectively.
11. STOCKHOLDERS EQUITY:
Common stock consists of 102,000 shares authorized at $0.01 par value, of which 71,772 and 71,470 shares are issued and 21,578 and 21,276 shares were outstanding as of December 31, 2009 and 2008, respectively.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31,2009 AND 2008
11. STOCKHOLDERS EQUITY: (Continued)
Treasury stock consists of 50,194 shares repurchased at a cost of $103,280,155 as of December 31, 2009 and 2008. During the year ended December 31, 2008 the Company repurchased 3,582 shares of its common stock at a cost of $13,299,726.
12. RESTRICTED STOCK PLAN:
Effective June 30, 2007 the Company adopted a Restricted Stock Plan in order to promote the long-term growth and profitability of the Company. Under this plan, the Company may issue restricted shares of its common stock to eligible employees, directors (other than designees who are employees or affiliates of TA Associates, Inc.), officers, consultants and advisors of the Company or its subsidiaries as may be selected and approved from time to time by the Board of Directors of the Company.
Under the terms of the plan the Company has reserved 3,920 shares of its common stock for issuance as restricted stock granted under this plan. If any grant under the plan is forfeited, cancelled or otherwise terminated, or any shares are repurchased, then such forfeited, cancelled or repurchased shares of restricted stock shall thereafter be available for further grants under this plan.
Under the terms of the Restricted Stock Plan, the participant shall purchase the restricted stock granted hereunder for a purchase price equal to the fair market value of the restricted stock determined as provided in the plan. The participant will consummate the purchase of the restricted stock within 10 days of the grant date and upon approval of the board, be permitted to borrow from the Company an amount up to 95% of the aggregate purchase price. Any such loan will be fifty percent recourse and fifty percent non-recourse and shall bear interest at the applicable federal rate in effect at the time. The loan shall be payable on the earlier of (a) termination of the participant’s employment with the Company or it’s subsidiaries, (b) an approved sale, or (c) nine years from the date of grant and shall have such other terms and conditions as the Board shall determine. Annual interest on the participant loans will be due and payable on June 30th of each year, with up to 90% of the interest due being applied from the participants annual bonus (if any).
Participants under the plan may not sell, pledge, assign or otherwise directly or indirectly dispose of any interest in any restricted stock until, and only to the extent that, such restricted stock has vested in accordance with the terms of the plan. Following such vesting, participants may only transfer interests in accordance with the provisions of the plan.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
12. RESTRICTED STOCK PLAN: (Continued)
In the event that a participant ceases to be an employee of the Company or its subsidiaries for any reason, the participant’s restricted stock shall be subject to repurchase by the company, at its option, as set forth in the plan. The restricted stock shall vest if the participant remains an employee of the Company through the vesting dates set forth below:

Percentage
of Restricted
Vesting Date	Stock Vested
Third anniversary of grant date	20%
Fourth anniversary of grant date	40%
Fifth anniversary of grant date	100%
During the year ended December 31, 2007, the Company issued and sold 2,336 shares of restricted common stock for an original total purchase price of $7,601,941. As of December 31, 2007 the original notes receivable and the related interest receivable, thereon, related to the purchase of the restricted stock amounted to $7,221,844 and $167,547, respectively. These notes bear interest at 4.64%. During 2008, the Company determined that the original purchase price incorrectly overstated the fair market value of the restricted stock, consequently, the Company adjusted the original purchase price by $2,366,906. The adjustment resulted in a reduction of the original note receivable from stockholders.
During the years ended December 31, 2009 and 2008, the Company issued and sold 302 and 554 shares of additional restricted common stock for a total purchase price of $875,000 and $1,700,000 in exchange for notes receivable amounting to $831,250 and $1,615,000 and cash of $43,750 and $85,000, respectively. These notes bear interest at 2.87% and 3.20%, respectively.
As of December 31, 2009 and 2008, the notes receivable and the related interest receivable, thereon, relating to the purchases of restricted stock amounted to $6,818,730 and $134,385 and $6,220,029 and $134,385, respectively.
13. STOCK WARRANTS:
At December 31, 2009, the Company had outstanding stock warrants entitling the holder the right to purchase 26,084 shares of the Company’s common stock at $1,932.56 (fair market value at date of issuance) per share. The warrants may be exercised beginning November 2010 and expire in October 2015. The issued warrants had a value of $1,231,800 which has been included in additional paid in capital and has been reflected as a reduction of long-term debt.

ADVISORY RESEARCH HOLDINGS, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
14. SUBSEQUENT EVENTS:
Management has evaluated subsequent events through May 7, 2010, the date the financial statements were available to be issued. Material subsequent events are as follows:
On December 20, 2009, the Company entered into a Securities Purchase Agreement (SPA) with Piper Jaffray Companies, Inc. The sale was completed March 1, 2010 for a purchase price of $180.1 million in cash and $39.7 million in restricted stock. For the cash and restricted stock consideration, the stockholders of the Company sold, transferred, and assigned all rights, title and interest in and to all of their outstanding common shares, the senior subordinated notes, the junior subordinated debenture, and the redemption notes to be issued at closing in redemption of the outstanding warrants. As a result of the sale, proceeds from the purchase price where used to repay the Senior Subordinated Notes, Junior Subordinated Debentures, and the Revolving Commitment Note. Simultaneously with the closing, the notes receivable from stockholders were collected with the proceeds that the stockholders received from the sale. Under the terms of the SPA, immediately prior to the closing, the Company redeemed the stock warrants in exchange for the Redemption Notes.